EXHIBIT 10.1 EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT THIS EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT (this “Agreement”), by and between Spok Holdings, Inc., a Delaware corporation (the “Company”), and ________ (the “Executive”) is made effective as of __________ (the “Effective Date”). WHEREAS, the Executive is currently an employee of the Company; WHEREAS, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive in the Executive’s assigned duties without distraction in the face of potentially disturbing circumstances arising from any future reductions-in-force of employees at the Company and any possible Change in Control of the Company; and WHEREAS, the Board has concluded that the interests of the Company described above can be best satisfied by agreeing to make certain payments to the Executive if the Executive’s employment terminates in certain circumstances either before or following a Change in Control as set forth in and subject to the terms and conditions of this Agreement. NOW, THEREFORE, the parties hereto hereby agree as follows: 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below: “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, or (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Company. “Cause” shall mean (A) the Executive’s dishonesty of a material nature that relates to the performance of services for the Company by the Executive; (B) the Executive’s criminal conduct (other than minor infractions and traffic violations) that relates to the performance of services for the Company by the Executive; (C) the Executive’s willfully breaching or failing to perform his duties as an employee of the Company (other than any such failure resulting from the Executive having a Disability), which to the extent curable, remains uncured for a period of thirty (30) days following Executive’s receipt of a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties; or (D) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. No act or failure to act on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the reasonable best interests of the Company. “Change in Control” shall mean and includes each of the following:

2 (i) A transaction or series of transactions (other than an offering of shares of common stock of the Company to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) above or clause (iii) below) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction: (a) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (b) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii)(b) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

3 In addition, the transaction or event described in subsection (i), (ii), (iii) or (iv) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5). “Code” shall mean the Internal Revenue Code of 1986, as amended. “Director” shall mean a member of the Board. “Disability” shall mean a condition or circumstance such that the Executive has become totally and permanently disabled as defined or described in the Company’s long-term disability benefit plan applicable to executive officers as in effect at the time the Executive’s disability is incurred. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Good Reason” shall mean, without the Executive’s express written consent, any of the following, unless such act or failure to act is corrected prior to the Date of Termination as specified below: (i) the Executive is removed from the Executive’s position as was in effect immediately prior to the Change in Control for any reason other than (A) by reason of Executive’s death, due to the Executive’s Disability or voluntary resignation by the Executive or (B) by the Company for Cause; provided that such action results in a material diminution of Executive’s authority, duties or responsibilities; (ii) the Executive is assigned any duties inconsistent in a material respect with the Executive’s position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as in effect immediately prior to the Change in Control if such assignment results in a material diminution in such position, authority, duties or responsibilities; (iii) the Company materially breaches any material agreement between the Executive and the Company; (iv) the Executive’s annual base salary or annual bonus opportunity as in effect immediately prior to the Change in Control (or thereafter if higher) is materially reduced (except for across-the-board reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company); (v) the failure by the Company to continue to provide the Executive with benefits at least as favorable in the aggregate as those enjoyed by the Executive under the Company’s pension, life insurance, medical, health and accident, disability, travel, deferred compensation and savings plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company that would directly or indirectly materially reduce such benefits in the aggregate or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control unless such material fringe benefit is replaced with a comparable benefit, or the failure by the Company to continue to provide the Executive with the number of paid vacation days to

4 which the Executive is entitled; provided such reduction in benefits and compensation is material; (vi) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10 hereof; or (vii) any relocation of the Executive’s principal place of employment as of the date immediately preceding a Change in Control or thereafter that, in order to maintain the same commuting distance, would require him to relocate his principal residence by more than fifty (50) miles. Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason unless the Executive shall have delivered a Notice of Termination stating that the Executive intends to terminate employment for Good Reason within thirty (30) days, and such Termination of Employment must occur within seventy-five (75) days, in each case, of the Executive’s having actual knowledge of the initial occurrence of one or more of such events, provided, in each such event, the Company fails to cure within thirty (30) days of receipt of such Notice of Termination. “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company and (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company. “Section 409A Penalties” shall have the meaning set forth in Section 17 of this Agreement. “Specified Employee” shall mean any person described in Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i) as determined from time to time by the Company in its discretion. “Termination of Employment” shall mean and be interpreted in a manner consistent with the definition of “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h). The Company retains the right and discretion to specify, and may specify, whether a Termination of Employment occurs for individuals providing services to the Company immediately prior to an asset purchase transaction in which the Company is the seller, who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4). 2. Term of Agreement; Notice of Termination. (a) The term of this Agreement will commence as of the Effective Date and shall continue in effect until _____________ (the “Initial Term”). Upon expiration of the Initial Term and on each subsequent anniversary thereafter, this Agreement shall automatically renew and extend for a period of 12 months (each such 12-month period being a “Renewal Term”) unless written notice of non-renewal is delivered from either party to the other not less than 60 days prior to the expiration of the then-existing Initial Term or Renewal Term. Notwithstanding the foregoing, upon the occurrence of a Change in Control during the term of this Agreement, this Agreement

5 shall continue in effect for a period of two years from the date of such Change in Control and shall expire at the end of such two year period, unless sooner terminated as hereinafter provided. (b) Any termination of the Executive’s employment by the Company or by Executive under this Agreement shall be communicated by a written notice to the other party hereto, which shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and shall specify the Date of Termination (a “Notice of Termination”). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company under this Agreement or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights under this Agreement. 3. Termination Prior to any Change in Control. (a) Termination With or Without Cause. Upon a Termination of Employment of the Executive during the term of this Agreement by the Company without Cause prior to any Change in Control, the Executive shall be entitled to the benefits provided in Section 4 hereof, subject to the requirements of Section 4. If Executive is terminated by the Company for Cause during the term of this Agreement whether before or after any Change in Control, Executive shall have no rights or benefits hereunder. (b) Notice of Termination. Prior to any Change in Control, any Termination of Employment by the Company shall be communicated by written Notice of Termination upon ten (10) days written notice in connection with a Termination of Employment without Cause, or upon immediate written notice in connection with a Termination of Employment for Cause, in either case, in accordance with Section 11 hereof. (c) Date of Termination. Prior to a Change in Control, “Date of Termination” shall mean the date specified in the Notice of Termination delivered to Executive by the Company pursuant to Section 3(b) hereof. 4. Compensation upon Termination Without Cause Prior to any Change in Control; Release and Covenants. Prior to any Change in Control, upon Termination of Employment of the Executive by the Company without Cause (other than because of Executive’s death or Termination of Employment by the Company due to Executive’s Disability) during the term of this Agreement, in lieu of any severance benefits Executive would otherwise be eligible to receive under any employment agreement or arrangement with the Company or under the Company’s severance plan, if any, the Executive shall be entitled to the following benefits and payments, subject to (other than with respect to the Accrued Rights) Executive signing, within 45 days after the date of Executive’s Termination of Employment, and not revoking a release of claims in favor of the Company and its Affiliates in form and substance reasonably acceptable to the Company (a “Release”) and Executive’s continued compliance with Section 8 of this Agreement: (a) Executive’s earned but unpaid base salary through the Date of Termination and any other amounts or benefits, if any, to which the Executive is entitled under any other compensation

6 or benefit plan, program or arrangement of the Company, payable in accordance with the terms of such plan, program or arrangement (collectively, the “Accrued Rights”); and (b) Continuation of Executive’s base salary payable in accordance with the Company’s ordinary payroll practices for a period of twenty-six (26) weeks plus two (2) additional weeks for each year of continuous service by Executive with the Company and its Affiliates or predecessor entities for up to a maximum of fifty-two (52) weeks (the “Severance Period”) commencing on the Date of Termination; provided that any base salary payment which would otherwise be payable prior to the effective date of the Release shall be cumulated and paid in a lump-sum on the first ordinary payroll date that occurs on or after the effective date of the Release; and (c) Payment in accordance with the Company’s ordinary payroll practices of the product of the (i) Executive’s Eligible Annual Bonus, multiplied by (ii) a fraction, the numerator of which shall be the number of days from January 1 of the year of Termination of Employment to the Date of Termination, inclusive, and the denominator which shall be 365, which amount shall be paid at the time annual bonuses are paid to other senior executives of the Company under the Company’s short term incentive plan for such year (the “STIP”) but in any event no later than March 15 of the year following the year of Executive’s Termination of Employment. The “Eligible Annual Bonus” for Executive shall be determined by the Company in good faith based upon the Company’s actual performance during the full year in which Executive’s Termination of Employment occurred and the enumerated performance targets established by the Company under the STIP for the Executive; and (d) Subject to the limitation in Section 13 of this Agreement, life, accident and health insurance benefits substantially similar to those that the Executive was receiving immediately prior to the Date of Termination until the earlier to occur of (i) the end of the Severance Period, (ii) such time as the Executive is eligible to be covered by comparable programs of a subsequent employer (and Executive agrees to promptly notify the Company of such eligibility) or (iii) the date Executive ceases to be eligible for COBRA continuation coverage under the Company’s life, accident or health insurance programs for any reason. Notwithstanding the foregoing, if the Company determines that providing such coverage would result in a violation of law or the Company incurring an excise tax, then in lieu of providing such life, accident and health insurance benefits, the Company shall pay Employee a taxable monthly amount equal to the premium amounts the Company would have paid to provide such continued benefits. 5. Termination Following Change in Control. (a) Termination Without Cause or for Good Reason. If a Change in Control shall have occurred, upon a Termination of Employment during the term of this Agreement by the Company without Cause, or by the Executive for Good Reason, the Executive shall be entitled to the benefits provided in Section 6 hereof, subject to the requirements of Section 6. (b) Notice of Termination. Following a Change in Control, any purported Termination of Employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof.

7 (c) Date of Termination. Following a Change in Control, “Date of Termination” shall mean the date specified in the Notice of Termination, which shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given (except for a termination pursuant to paragraph (vi) of the definition of Good Reason, in which event the date upon which any succession referred to therein becomes effective shall be deemed the Date of Termination, or a Termination of Employment by the Company for Cause, in which event the date such Notice of Termination is received shall be the Date of Termination). 6. Compensation upon Termination without Cause or for Good Reason in Connection with or Following a Change in Control; Release and Covenants. In connection with or following a Change in Control, upon any Termination of Employment of the Executive by the Company without Cause (other than because of Executive’s death or Termination of Employment by the Company due to Executive’s Disability), or any Termination of Employment by the Executive for Good Reason, in any case, during the term of this Agreement, in lieu of any severance benefits Executive would otherwise be eligible to receive under any employment agreement or arrangement with the Company or under the Company’s severance plan, if any, as in effect immediately prior to the Change in Control, the Executive shall be entitled to the following benefits and payments, subject to (other than respect to the Accrued Rights) Executive signing, within 45 days after the Date of Termination, and not revoking, a Release and Executive’s continued compliance with Section 8 of this Agreement: (a) The Accrued Rights; and (b) A cash lump sum payment equal to the sum of the Final Salary and the Target Bonus, payable on the first ordinary payroll date that occurs on or after the effective date of the Release. “Final Salary” means the Executive’s annual base salary as in effect on the Date of Termination or, if higher, the Executive’s annual base salary in effect immediately prior to the reduction giving rise (pursuant to clause (iv) of the definition of Good Reason) to such termination. “Target Bonus” means 100% of the targeted cash bonus Executive would be entitled to receive if he (and, if applicable, the Company) were to achieve all of the enumerated performance targets established by the Company under the STIP for the Executive during the year in which the Date of Termination occurs; and (c) A cash lump sum payment, payable on the first ordinary payroll date that occurs on or after the effective date of the Release, equal to the product of (i) the Executive’s Final Salary, multiplied (ii) by a fraction, the numerator of which shall be the sum of (x) twenty-six (26) plus the (y) product of two (2) multiplied by the number of years of continuous service by Executive with the Company and its Affiliates or predecessor entities (up to a maximum of thirteen (13) years of credited service), and the denominator of which shall be fifty-two (52); and (d) Subject to the limitation in Section 13 of this Agreement, life, accident and health insurance benefits substantially similar to those that the Executive was receiving immediately prior to the Change in Control (or thereafter, if more favorable to Executive) until the earlier to occur of (i) the 18 month anniversary of the Date of Termination, (ii) such time as the Executive is eligible to be covered by comparable programs of a subsequent employer (and Executive agrees to promptly notify the Company of such eligibility) or (iii) the date Executive ceases to be eligible for COBRA continuation coverage under the Company’s life, accident or health insurance

8 programs for any reason. Notwithstanding the foregoing, if the Company determines that providing such coverage would result in a violation of law or the Company incurring an excise tax, then in lieu of providing such life, accident and health insurance benefits, the Company shall pay Employee a taxable monthly amount equal to the premium amounts the Company would have paid to provide such continued benefits; and (e) All benefits payable under any other plan or agreement relating to retirement benefits (if any) (including plans or agreements of any successor following a Change in Control) in accordance with the terms of such plan or agreement; provided that, to the extent permitted by applicable law, the Executive shall be credited under such plans or agreements (including plans and agreements of any successor) with one year additional service with the Company after the Date of Termination for all purposes, including vesting, eligibility and benefit accrual; provided further that if the benefit attributable to such service cannot be paid from a tax-qualified plan of the Company, such benefit shall be provided as an additional benefit (before offsets) under any supplemental executive retirement plan or restoration-type plan in which the Executive participates, and if the Executive participates in no such plan, such benefit shall be paid in a taxable cash lump sum (payable within ten days of the Date of Termination); and provided further that in no event shall such benefit be duplicated under two or more arrangements. 7. Exclusive Remedy; Full Settlement; Mitigation. (a) Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts (if any) accruing after the termination of Executive’s employment for any reason shall cease upon such termination. In addition, the severance payments provided for in Section 4 and Section 6 are intended to be paid in lieu of any severance payments Executive may otherwise be entitled to receive under any other plan, program, policy, contract or agreement with the Company or any of its Affiliates, including for the avoidance of doubt, any employment agreement or offer letter (collectively, “Other Arrangements”). Therefore, in the event Executive becomes entitled to receive the severance payments and benefits provided under Section 4 or Section 6 of this Agreement, Executive shall receive the amounts provided under that Section of this Agreement and shall not be entitled to receive any severance payments or severance benefits pursuant to any Other Arrangements. (b) Except as otherwise provided in this Agreement, including Section 14, the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others; provided that Executive’s severance benefits under this Agreement shall be reduced, but not below zero, on a dollar-for-dollar (or other applicable currency) basis by the amount of any other severance payment or benefits, or pay in lieu of notice, pursuant to any applicable legal requirement, including any entitlement to statutory severance pay. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 4 or Section 6 hereof by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 4 or Section 6 hereof be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

9 8. Confidential Information; Non-Solicitation; Non-Competition. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary, or confidential materials, knowledge, data or any other information relating to the Company or any of its affiliated companies, and their respective businesses (“Confidential Information”), which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the term of this Agreement and any time thereafter, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it. In addition, the Executive shall not, at any time beginning on the Effective Date and for a period of _______ following Executive’s Date of Termination, (a) engage or become interested as an owner (other than as an owner of less than five percent (5%) of the stock of a publicly owned company), stockholder, partner, director, officer, employee (in an executive capacity), consultant or otherwise in any business that is competitive with any business conducted by the Company or any of its affiliated companies from the Effective Date to the Date of Termination, as applicable, or (b) recruit, solicit for employment, hire or engage any employee or consultant of the Company or any person who was an employee or consultant of the Company within two (2) years prior to the Date of Termination. The Executive acknowledges that these provisions are necessary for the Company’s protection and are not unreasonable, since he would be able to obtain employment with companies whose businesses are not competitive with those of the Company and its affiliated companies and would be able to recruit and hire personnel other than employees of the Company. The duration and the scope of these restrictions on the Executive’s activities are divisible, so that if any provision of this paragraph is held or deemed to be invalid, that provision shall be automatically modified to the extent necessary to make it valid. 9. Remedies. The Executive acknowledges that a violation or attempted violation on the Executive’s part of Section 8 will cause irreparable damage to the Company, and the Executive therefore agrees that the Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Executive or the Executive’s employees, partners or agents. The Executive agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company may have under law or equity. 10. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as defined above and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise. Prior to a Change in Control, the term “Company” shall also mean any Affiliate of the Company to which the Executive may be transferred and the Company shall

10 cause such successor employer to be considered the “Company” and to be bound by the terms of this Agreement and this Agreement shall be deemed amended to so provide. (b) Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee or, if there is no such designee, to the Executive’s estate. 11. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Executive, to the Executive’s address as shown in the records of the Company or to such other address as may be designated in writing by either party. 12. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. 13. In-Kind Benefits and Reimbursements. In-kind benefits and reimbursements provided under this Agreement during any tax year of the Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of the Executive, provided, however that the foregoing shall not apply to any applicable limits on amounts that may be reimbursed for medical expenses referred to in Section 105(b) of the Code and are not subject to liquidation or exchange for another benefit. Notwithstanding any other provision of this Agreement, reimbursement requests must be timely submitted by the Executive and, if timely submitted, reimbursements must be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred. In no event shall the Executive be entitled to any reimbursement payments after the last day of Executive’s taxable year following the taxable year in which the expense was incurred. This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Executive. 14. Claw-back Policy. Executive acknowledges that Executive’s STIP payments under this Agreement shall be subject to the Company’s compensation claw-back policy, as adopted by the Board and in effect from time to time, and that the Company may offset any payments hereunder against amounts owing or recoupable under the claw-back policy, as determined by the Board. 15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No

11 agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. 17. Section 409A. (a) Notwithstanding any other provision of this Agreement, in the event of a payment to be made, or a benefit to be provided, pursuant to this Agreement based upon Executive’s Termination of Employment at a time when the Executive is determined to be a Specified Employee by the Company in its sole discretion and such payment or provision of such benefit is not exempt or otherwise permitted under Section 409A of the Code without the imposition of Section 409A Penalties, such payment shall not be made, and such benefit shall not be provided, before the date which is six (6) months and one day after the Executive’s Termination of Employment, or the date of Executive’s death, if earlier. All payments or benefits delayed pursuant to this Section shall be aggregated into one lump sum payment following the first day of the seventh month after Executive’s Termination of Employment (or the first business day following Executive’s death, if earlier) in accordance with the Company’s normal payroll practices, and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein. (b) This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (a) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (b) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall the Company be required to provide a tax gross-up payment to Executive with respect to Section 409A Penalties. (c) For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that the Executive may be eligible to receive under this Agreement shall be treated as a separate and distinct payment. 18. Validity; Severability. (a) If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. (b) In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

12 19. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 20. Arbitration. Except as otherwise provided in Section 9 hereof, the parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers’ compensation claims) arising out of or relating in any way to this Agreement, its termination or any Termination of Employment, including whether such dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive shall still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim shall be submitted to arbitration instead of a court or jury. The arbitration proceeding shall be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, shall be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. 21. At-Will Employment Relationship. Executive’s employment with the Company is at-will and not for any specified period and nothing contained in this Agreement shall impair or interfere in any way with the Executive’s right to terminate employment or the right of the Company to terminate the Executive’s employment with or without Cause at any time. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive. 22. Legal Fees. The Company shall pay the Executive’s reasonable legal fees and expenses that may be incurred by the Executive in contesting or disputing any Termination of Employment following a Change in Control or in seeking to obtain or enforce any of Executive’s rights or benefits provided by this Agreement, if the Executive is the prevailing party in connection with any such dispute. This Section 22 shall not apply to any action or proceeding instituted by the Company to enforce Section 8 of this Agreement or to seek the remedies afforded to the Company in Section 9 of this Agreement. 23. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter herein and supersedes any prior agreements between the Company and the Executive regarding the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. 24. Trade Secrets; Whistleblower Protections. In accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement or any other agreement between Executive and the Company or any of its Affiliates (together, the “Subject Documents”): (i) Executive shall not be in breach of any Subject Document, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding,

13 if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, nothing in any Subject Document prevents Executive from reporting possible violations of law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. Spōk Holdings, Inc. By: _____________________ Name: Title: Executive ______________________ [_________]